UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 5, 2016

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HEARTLAND EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15087	93-0926999
(State of other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

901 NORTH KANSAS AVE, NORTH LIBERTY, IA	52317
(Address of Principal Executive Offices)	(Zip Code)

(319) 626-3600
Registrant's Telephone Number (including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 5, 2016, the Annual Meeting of Stockholders of Heartland Express, Inc. (the "Company") was held, at which meeting six (6) directors were elected to serve as the Board of Directors until the 2017 Annual Meeting of Stockholders and the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2016 was ratified.

The voting tabulation on the election of directors was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-votes
Michael J. Gerdin	70,543,207	2,281,145	2,152,454
Dr. Benjamin J. Allen	72,354,232	470,120	2,152,454
Lawrence D. Crouse	64,770,428	8,053,924	2,152,454
James G. Pratt	72,460,493	363,859	2,152,454
Dr. Tahira K. Hira	67,734,198	5,090,154	2,152,454
Larry J. Gordon	67,810,568	5,013,784	2,152,454

The voting tabulation on the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2016 was as follow:

For	Against	Abstain
74,954,709	21,402	695

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

HEARTLAND EXPRESS, INC.

Date:	May 6, 2016	By: /s/ John P. Cosaert
John P. Cosaert
Executive Vice President - Finance,
Chief Financial Officer and Treasurer